EXHIBIT 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-1972 and File No. 333-05771) and Form S-3 (File No. 333-97367) of Everest Re Group, Ltd. of our report dated February 6, 2003, relating to the financial statements and financial statement schedules, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.





New York, New York
March 14, 2003